[FinPro Letterhead]


December 16, 2003


Board of Directors
Osage Federal MHC
Osage Federal Financial, Inc.
Osage Federal Savings and Loan Association of Pawhuska
239 East Main Street
Pawhuska, OK  74056


Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc. ("FinPro"), in the Application for Approval of a Minority Stock Issuance of Osage Federal
Financial, Inc., and any amendments thereto, on Form MHC-2, filed by Osage Federal Financial, Inc. and references to the Conversion Valuation Appraisal
Report ("Report") and the valuation of Osage Federal Savings and Loan Association of Pawhuska (the "Bank") provided by FinPro. We also consent to the use of our firm's name and the inclusion of, summary of and references to our Report and the valuation of the Bank provided by FinPro in the Form SB-2 Registration Statement filed by Osage Federal Financial, Inc. and any amendments thereto, and the Application for a Minority Stock Issuance filed by Osage Federal Financial, Inc., and any amendments thereto and our opinion regarding subscription rights filed as an exhibit to the application referenced above and the legal tax opinion.


                                                     Very truly yours,

                                                     /s/ FinPro, Inc.

                                                     FinPro, Inc.